                                                                    EXHIBIT 99.2



PRESS RELEASE

SOURCE: EMMIS Communications Corporation

EMMIS COMPLETES ACQUISITION OF SINCLAIR AND BONNEVILLE RADIO PROPERTIES

DEALS GIVE EMMIS 2 RADIO STATIONS IN LA; 5 RADIO STATIONS IN ST. LOUIS; 24 TOTAL RADIO STATIONS

INDIANAPOLIS, Oct. 6 /PRNewswire/ -- EMMIS Communications Corporation (Nasdaq:
EMMS - news) today announced that it has completed its previously-announced acquisition from Sinclair Broadcast Group Inc. (Nasdaq: SBGI - news) of six St. Louis radio stations for $220 million. Also announced today was the completion of EMMIS' swap with Bonneville International Corporation of four EMMIS' St. Louis properties -- WKKX-FM and newly-acquired-from-Sinclair WIL-FM, WRTH-AM, WVRV-FM -- in exchange for KZLA-FM in the nation's #2 market, Los Angeles.

In Los Angeles, EMMIS will now own KPWR-FM (Power 106) and KZLA-FM (Country 93.9). In St. Louis, EMMIS will now own KSHE-FM (KSHE95), KPNT-FM (105.7 The Point), KXOK-FM (The Rock), KIHT-FM (K-Hits 96) and WXTM-FM (104.1 THE MALL).

EMMIS Communications is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. EMMIS' 20 FM and 4 AM radio stations serve the nation's largest markets of New York, Los Angeles and Chicago as well as Denver, Phoenix, St. Louis, Indianapolis and Terre Haute, IN. In addition, EMMIS owns two radio networks, three international radio stations, 15 television stations, award-winning regional and specialty magazines and ancillary businesses in broadcast sales and publishing.

SOURCE: EMMIS Communications Corporation